Exhibit 99.1

Fractyl Health Announces Pricing of $60 Million Underwritten Offering of Common Stock

BURLINGTON, Mass., September 26, 2025 (GLOBE NEWSWIRE) — Fractyl Health, Inc. (Nasdaq: GUTS) (the “Company” or “Fractyl”), a metabolic therapeutics company focused on pattern breaking approaches that treat root causes of obesity and type 2 diabetes (“T2D”), today announced the pricing of an underwritten offering of 60 million shares of its common stock at a price of $1.00 per share. All of the securities are being offered by Fractyl. The gross proceeds from the offering to Fractyl are expected to be approximately $60 million, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about September 29, 2025, subject to customary closing conditions.

BofA Securities and Evercore ISI are acting as joint book-running managers and Ladenburg Thalmann is acting as lead manager for the underwritten offering.

A shelf registration statement relating to the securities offered in the offering described above was filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025, and declared effective by the SEC on March 18, 2025. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Prospectus Department or by email: dg.prospectus_requests@bofa.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Fractyl Health

Fractyl Health is a metabolic therapeutics company focused on pioneering new approaches to the treatment of metabolic diseases, including obesity and T2D. Despite advances in treatment over the last 50 years, obesity and T2D continue to be rapidly growing drivers of morbidity and mortality in the 21st century. Fractyl’s goal is to transform metabolic disease treatment from chronic symptomatic management to durable disease-modifying therapies that target the organ-level root causes of disease. The Company has a robust and growing IP portfolio, with 33 granted U.S. patents and approximately 40 pending U.S. applications, along with numerous foreign issued patents and pending applications. Fractyl is based in Burlington, MA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the timing, size, terms and completion of the Company’s underwritten offering. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Fractyl’s business are described in detail in its SEC filings, including in Fractyl’s Annual Report on Form

10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Fractyl makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Fractyl disclaims any obligation to update these statements except as may be required by law.

Contacts

Media Contact

Jessica Cotrone, Head of Corporate Communications

jcotrone@fractyl.com, 978.760.5622

Investor Contact

Brian Luque, Head of Investor Relations and Corporate Development

IR@fractyl.com, 951.206.1200